UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington D.C. 20549

Amendment No. 5

to

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 9, 2012

Terra Tech Corp.
 (Exact name of registrant as specified in its charter)

Nevada
(State or other jurisdiction of incorporation)

000-54358
(Commission File Number)

26-3062661
 (IRS Employer Identification No.)

18101 Von Karman, Third Floor
Irvine, California 92612
 (Address of principal executive offices)(Zip Code)

(855) 447-6967
Registrant’s telephone number, including area code

Copies to:
Thomas E. Puzzo, Esq.
Law Offices of Thomas E. Puzzo, PLLC
4216 NE 70th Street
Seattle, Washington 98115
Telephone No.: (206) 522-2256
Facsimile No.: (206) 260-0111

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

CAUTIONARY NOTE REGARDING FORWARD LOOKING STATEMENTS

This Current Report on Form 8-K contains forward looking statements that involve risks and uncertainties, principally in the sections entitled “Description of Business,” “Risk Factors,” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations.” All statements other than statements of historical fact contained in this Form 8-K, including statements regarding future events, our future financial performance, business strategy and plans and objectives of management for future operations, are forward-looking statements. We have attempted to identify forward-looking statements by terminology including “anticipates,” “believes,” “can,” “continue,” “could,” “estimates,” “expects,” “intends,” “may,” “plans,” “potential,” “predicts,” “should,” or “will” or the negative of these terms or other comparable terminology. Although we do not make forward looking statements unless we believe we have a reasonable basis for doing so, we cannot guarantee their accuracy. These statements are only predictions and involve known and unknown risks, uncertainties and other factors, including the risks outlined under “Risk Factors” or elsewhere in this Form 8-K, which may cause our or our industry’s actual results, levels of activity, performance or achievements expressed or implied by these forward-looking statements. Moreover, we operate in a very competitive and rapidly changing environment. New risks emerge from time to time and it is not possible for us to predict all risk factors, nor can we address the impact of all factors on our business or the extent to which any factor, or combination of factors, may cause our actual results to differ materially from those contained in any forward-looking statements. All forward-looking statements included in this document are based on information available to us on the date hereof, and we assumes no obligation to update any such forward-looking statements.

You should not place undue reliance on any forward-looking statement, each of which applies only as of the date of this Form 8-K. Before you invest in our securities, you should be aware that the occurrence of the events described in the section entitled “Risk Factors” and elsewhere in this Form 8-K could negatively affect our business, operating results, financial condition and stock price. Except as required by law, we undertake no obligation to update or revise publicly any of the forward-looking statements after the date of this Form 8-K to conform our statements to actual results or changed expectations.

Item 1.01 Entry into a Material Definitive Agreement

On February 9, 2012, Terra Tech Corp. (formerly named, “Private Secretary, Inc.”) , a Nevada corporation (the “Company”) entered into an Agreement and Plan of Merger dated February 9, 2012 (the “Agreement and Plan of Merger”), by and among the Company, TT Acquisitions, Inc., a Nevada corporation and a wholly-owned subsidiary of the Company (“TT Acquisitions”), and GrowOp Technology Ltd., a Nevada corporation (“GrowOp Technology”).

Under the terms and conditions of the Agreement and Plan of Merger, the Company sold 33,998,520 shares of common stock of the Company in consideration for all the issued and outstanding shares in GrowOp Technology.  The effect of the issuance is that GrowOp Technology shareholders now hold approximately 41.46% of the issued and outstanding shares of common stock of the Company.  Separately, TT Acquisitions merged with GrowOp Technology, with the effect that GrowOp Technology is a wholly-owned subsidiary of the Company.  Articles of Merger, effecting the merger of GrowOp Technology and TT Acquisitions, were filed with the Secretary of State of the State of Nevada on February 9, 2012.

GrowOp Technology was founded in March 2010, in Oakland, California.  GrowOp Technology’s business (now the principal business of Terra Tech) is the integration of best of breed hydroponic equipment with proprietary technology to create sustainable solutions for the cultivation of indoor agriculture.  We work closely with expert horticulturists, engineers, and scientists, to develop and manufacture advanced proprietary products for the hydroponic industry.  Our products are utilized by horticulture enthusiasts, local urban farmers, and green house growers.   We believe that the emerging trend of urban and indoor agriculture has fostered an entrepreneurial push by companies to bring their concept to market.  Many of these companies lack both the intellectual resources and manufacturing capabilities to bring their idea to fruition. That is where Terra Tech is positioned. We have the team and the resources to help bring indoor cultivation designs from concept to production.  Our products can be found through specialty retailers throughout the United States.

Item 2.01 Completion of Acquisition or Disposition of Assets

The information disclosed in Item 1.01 of this Form 8-K is hereby incorporated by reference into this Item 2.01.

As described in Item 1.01 above, on we completed the acquisition of GrowOp Technology Ltd. pursuant to the Agreement and Plan of Merger. The disclosures in Item 1.01 of this Form 8-K regarding the transactions contemplated by the Agreement and Plan of Merger are incorporated herein by reference in its entirety.

FORM 10 DISCLOSURE

The Company was a “shell company” (as such term is defined in Rule 12b-2 under the Exchange Act) immediately before the completion of the transactions contemplated by the Agreement and Plan of Merger.  Accordingly, pursuant to the requirements of Item 2.01(f) of Form 8-K, set forth below is the information that would be required if the Company was required to file a general form for registration of securities on Form 10 under the Exchange Act with respect to its common stock (which is the only class of the Company’s securities subject to the reporting requirements of Section 13 or Section 15(d) of the Exchange Act upon consummation of the transactions contemplated by the Agreement and Plan of Merger ).  The information provided below relates to the combined operations of the Company after the acquisition of GrowOp Technology, except that information relating to periods prior to the date of the reverse acquisition only relate to GrowOp Technology and its consolidated subsidiaries unless otherwise specifically indicated.

DESCRIPTION OF BUSINESS

Our Corporate History and Background

We were incorporated as Private Secretary, Inc. on July 22, 2008 in the State of Nevada. From inception until we completed our reverse acquisition of GrowOp Technology, the principal business of the Company originally was to develop a software program that would allow for automatic call processing through VoIP technology.  On January 27, 2012, the Company filed an amendment to its Articles of Incorporation changing its name to Terra Tech Corp. During that time, we had no revenue and our operations were limited to capital formation, organization, and development of our business plan and target customer market. As a result of the merger with GrowOp Technology, on February 9, 2012 we ceased our prior operations and we are now a holding company and our wholly owned subsidiary engages in the design, marketing and sale of hydroponic equipment with proprietary technology to create sustainable solutions for the cultivation of indoor agriculture.

Reverse Acquisition of GrowOp Technology

On February 9, 2012, we completed a reverse acquisition transaction through a reverse-triangular merger with GrowOp Technology whereby we acquired all of the issued and outstanding shares of GrowOp Technology in exchange for (i) 33,998,520 shares of our common stock, (ii) 100 shares of Series A Preferred Stock, convertible into shares of common stock on a one-for-one basis, and 14,750,000 shares of  to-be-created Series B Preferred Stock , each share of which shall be convertible into 5.38425537 shares of common stock , which represents approximately 50.3% of our total shares outstanding, assuming the conversion of all shares of Series A Preferred Stock and Series B Preferred Stock into shares of common stock), immediately following the closing of the transactions contemplated by the Agreement and Plan of Merger.  As a result of the transactions contemplated by the Agreement and Plan of Merger , GrowOp Technology became our wholly-owned subsidiary.

The merger transaction with GrowOp Technology was treated as a reverse acquisition, with GrowOp Technology as the acquiror and the Company as the acquired party. Unless the context suggests otherwise, when we refer in this Form 8-K to business and financial information for periods prior to the consummation of the reverse acquisition, we are referring to the business and financial information of GrowOp Technology.

Overview of GrowOp Technology

Through our wholly owned subsidiary, we are a hydroponic equipment design, marketing and sales company headquartered in Irvine, California. We were established in March 2010 and currently operating in Irvine and Oakland, California.

GrowOp Technology’s revenue was approximately $573,794 for the period from March 16, 2010 (Inception) to the fiscal year ended December 31, 2010 and $630,329 for the nine months ended September 30, 2011.  GrowOp Technology’s net loss was approximately $579,986 for the period from March 16, 2010 (Inception) to the year ended December 31, 2010, and its net loss was net loss was approximately $605,404 for the period from nine months ended September 30, 2011.

Organization & Subsidiaries

We have one operating subsidiary, GrowOp Technology Ltd.

Service and Program

Terra Tech with its subsidiary GrowOp Technology Ltd. are integrating best of breed hydroponic equipment with proprietary technology to create sustainable solutions for the cultivation of indoor agriculture. We work closely with expert horticulturists, engineers, and scientists, to develop and manufacture advanced proprietary products for the hydroponic industry.  Our portable hydroponic trailers, The Big Bud and Little Bud, are custom fabricated proprietary cultivation systems.  In addition, our magnetic ballasts, cultivation tents, digital atmospheric controllers and recycling timers, as well as our line of nutrients, are all proprietary in that they are uniquely marketed under our trade-name or have features designed by us that are unique to our products.  Third parties manufacture all of our products, with the exception of the mobile hydroponic units, which are built by us locally.  We work closely with these factories to institute the features or changes we want to make them “proprietary” in nature.

Our products are utilized by companies, horticulture enthusiasts, local urban farmers, and green house growers. The emerging trend of urban and indoor agriculture has fostered an entrepreneurial push by companies to bring their concept to market. Many of these companies lack the both the intellectual resources and manufacturing capabilities to bring their idea to fruition. That is where Terra Tech is positioned. We have the team and the resources to help bring indoor cultivation designs from concept to production. Our products can be found through specialty retailers throughout the United States.

Our products are interchangeable for all agriculture, medical cannabis included.  Seventeen states currently have some form of medical cannabis legalization/decriminalization laws, and we believe that another 10 states will have some form of voting regarding legislation of medical cannabis legalization/decriminalization laws in the next 24 months.  Hydroponic equipment, including our line, can be used to cultivate cannabis and we believe that some of our customers are medical cannabis growers.  We do not believe that federal or any state laws prohibit us from selling our products to medical cannabis growers.

A theoretical risk exists that our activities could be deemed to be facilitating the selling or distribution of marijuana in violation of the federal Controlled Substances Act, or to constitute aiding or abetting, or being an accessory to, a violation of that Act.  We believe, however, that such a risk is relatively low.  Federal authorities have not focused their resources on such tangential or secondary violations of the Act, nor have they threatened to do so, with respect to the manufacture or sale of equipment that might be used by medical cannabis gardeners, or with respect to any supplies marketed to participants in the emerging medical cannabis industry.  We are unaware of such a broad application of the Controlled Substances Act by federal authorities, and we believe that such an attempted application would be unprecedented.

Marketing Strategy

We operate in 2 distinct markets:

Commercial AG  - Commercial agriculture is beginning to migrate to controlled indoor environments. Every year the US loses significant portions of its fertile agricultural land due to urbanization. In an effort to sustain our population cultivation is moving both indoors as well as vertical. Indoor cultivation allows urban farmers to have multiple harvests throughout the year while maximizing their production of healthy and nutrient dense fruits and vegetables. For example, our research indicates that over 40% of all fresh tomatoes sold in U.S. retail stores are now greenhouse grown. We work with you to help design, develop and manufacture cultivation system which will both maximize you space and mitigate your energy costs. From rooftop/vertical hydroponic and aeroponic systems to custom designed greenhouse management systems Terra Tech  is continually developing products and working with strategic partners, like Bayer Crop Sciences, to continually capture market share of this growing industry.  We do not have a formal agreement or written contract with Bayer Corp Sciences and have only made sales of certain of our products to Bayer Crop Sciences.  We plan to expand our business in this segment by increasing our product lineup as well as our manufacturing capabilities in an effort to keep pace with the growth of the market.  We will be budgeting additional capital for R&D as well as hiring a sales force specializing in the commercial market.

Retail AG  –Through our retail subsidiary GrowOp Technology Ltd . ( www.growopltd.com ) we design and manufacture an advanced and affordable line of horticulture equipment for the discerning grower. We have created a product line of affordable and hi quality hydroponic cultivation equipment for the wholesale market.  We intend to continue to add SKU’s as well as sales force to service the blossoming hydroponic retail market.  Our intention is to replicate the 12,000 square foot facility we operate out of Oakland, California in other prime markets including Colorado and Michigan.  We are budgeting for warehouse space, management as well other general labor to operate these additional facilities.

In addition to our organic growth through Terra Tech's commercial manufacturing and GrowOp Technology's retail brand we intend to acquire to accelerate growth.  We are focused on well-positioned market participants that have a competitive advantage in their respective segment in addition to generating strong operating cash flow.

All of our products listed on www.growopltd.com can be found at retailers around the United States.  We have limited selling our retail products directly, and 95% of the sales of our GrowOp brand are done through retailers.  All commercial sales are done directly.  Currently our retail sales make up over 95% of our total sales.

Competition

Three main manufacturers and distributors currently dominate the market in which we compete: Sunlight Supply, Hydrofarm and BWGS.  These companies have been in business for several years, and we estimate they collectively make up over 50% of the market.  In addition, there are several smaller distribution companies competing for market share.  We believe that pricing is a primary driver in capturing market share, and that offering similar products at discounted pricing helps reduce the barriers to entry.  The 3 large retailers have both the size and scope to create significant barriers to entry for smaller companies like Terra Tech.  In the commercial market there are several companies that provide agricultural hydroponic equipment to large-scale farmers.  These companies are relatively fragmented and generally focus on a few core proprietary items.

Growth Strategy

Our rollup Strategy:

●
Fragmented market consists of smaller scale inefficient manufacturers and distribution companies. With our brand recognition and experienced management team we can maximize productivity, provide economies of scale and increase profitability through our public market vehicle.

●	Acquiring unique products and niche players where barriers to entry are high and margins are robust providing them with a broader outlet for their products
●	Second stage-Acquire multiple production facilities to capture the market vertical from manufacturing to production up to retail.

Intellectual Property

We rely on a combination of trademark laws, trade secrets, confidentiality provisions and other contractual provisions to protect our proprietary rights, which are primarily our brand names, product designs and marks.  We do not own patents.

Government Regulation and Approvals

We are not aware of any governmental regulations or approvals for any of our products.

Employees

As of the date hereof, we have approximately 7 employees who work full-time.

DESCRIPTION OF PROPERTIES

We do not own any real estate or other physical properties material to our operations. We operate from leased space. Our executive offices are located at 18101 Von Karman, Third Floor, Irvine, California 92612, and our telephone number is (855) 447-6967.  We operate our manufacturing and distribution facility at 5401-C San Leandro Street, Oakland, California 94601.

RISK FACTORS

You should carefully consider the risks described below together with all of the other information included in this Form 8-K before making an investment decision with regard to our securities. The statements contained in or incorporated herein that are not historic facts are forward-looking statements that are subject to risks and uncertainties that could cause actual results to differ materially from those set forth in or implied by forward-looking statements. If any of the following risks actually occurs, our business, financial condition or results of operations could be harmed. In that case, you may lose all or part of your investment.

Risks Relating to the Company’s Business

The effects of the recent global economic slowdown may continue to have a negative impact on our business, results of operations or financial condition.

The recent global economic slowdown has caused disruptions and extreme volatility in global financial markets, increased rates of default and bankruptcy, and declining consumer and business confidence, which has led to decreased levels of consumer spending. These macroeconomic developments have and could continue to negatively impact our business, which depends on the general economic environment and levels of consumer spending. As a result, we may not be able to maintain our existing customers or attract new customers, or we may be forced to reduce our service fees. If the global economic slowdown continues for a significant period or continues to worsen, our results of operations, financial condition, and cash flows could be materially adversely affected.

If we need additional capital to fund our growing operations, we may not be able to obtain sufficient capital and may be forced to limit the scope of our operations.

If adequate additional financing is not available on reasonable terms, we may not be able to expand our production lines and we would have to modify our business plans accordingly. There is no assurance that additional financing will be available to us.

In connection with our growth strategies, we may experience increased capital needs and accordingly, we may not have sufficient capital to fund our future operations without additional capital investments. Our capital needs will depend on numerous factors, including (i) our profitability; (ii) the release of competitive products by our competition; (iii) the level of our investment in research and development; and (iv) the amount of our capital expenditures, including acquisitions. We cannot assure you that we will be able to obtain capital in the future to meet our needs.

In recent years, the securities markets in the United States have experienced a high level of price and volume volatility, and the market price of securities of many companies have experienced wide fluctuations that have not necessarily been related to the operations, performances, underlying asset values or prospects of such companies. For these reasons, our securities can also be expected to be subject to volatility resulting from purely market forces over which we will have no control. If we need additional funding we will, most likely, seek such funding in the United States and the market fluctuations affect on our stock price could limit our ability to obtain equity financing.

If we cannot obtain additional funding, we may be required to: (i) limit our expansion; (ii) limit our marketing efforts; and (iii) decrease or eliminate capital expenditures. Such reductions could materially adversely affect our business and our ability to compete.

Even if we do find a source of additional capital, we may not be able to negotiate terms and conditions for receiving the additional capital that are favorable to us. Any future capital investments could dilute or otherwise materially and adversely affect the holdings or rights of our existing shareholders. In addition, new equity or convertible debt securities issued by us to obtain financing could have rights, preferences and privileges senior to the units. We cannot give you any assurance that any additional financing will be available to us, or if available, will be on terms favorable to us.

Need for additional employees.

Our future success also depends upon our continuing ability to attract and retain highly qualified personnel. Expansion of our business and the management and operation will require additional managers and employees with industry experience, and our success will be highly dependent on our ability to attract and retain skilled management personnel and other employees. There can be no assurance that we will be able to attract or retain highly qualified personnel. Competition for skilled personnel in our industries is significant. This competition may make it more difficult and expensive to attract, hire and retain qualified managers and employees.

Our future success is dependent, in part, on the performance and continued service of Derek Peterson, our President and Chief Executive Officer. Without his continued service, we may be forced to interrupt or eventually cease our operations.

Our success depends to a significant degree on the services rendered to us by our key employees. If we fail to attract, train and retain sufficient numbers of these qualified people, our prospects, business, financial condition and results of operations will be materially and adversely affected. In particular, we are heavily dependent on the continued services of Derek Peterson., our President and Chief Executive Officer, and Chairman of the Board of Directors. Without their continued service, we may be forced to interrupt or eventually cease our operations. The loss of any key employees, including members of our senior management team, and our inability to attract highly skilled personnel with sufficient experience in our industry could harm our business.

We may incur significant costs to be a public company to ensure compliance with U.S corporate governance and accounting requirements and we may not be able to absorb such costs.

We may incur significant costs associated with our public company reporting requirements, costs associated with newly applicable corporate governance requirements, including requirements under the Sarbanes-Oxley Act of 2002 and other rules implemented by the Securities and Exchange Commission. We expect all of these applicable rules and regulations to significantly increase our legal and financial compliance costs and to make some activities more time consuming and costly. We also expect that these applicable rules and regulations may make it more difficult and more expensive for us to obtain director and officer liability insurance and we may be required to accept reduced policy limits and coverage or incur substantially higher costs to obtain the same or similar coverage. As a result, it may be more difficult for us to attract and retain qualified individuals to serve on our board of directors or as executive officers. We are currently evaluating and monitoring developments with respect to these newly applicable rules, and we cannot predict or estimate the amount of additional costs we may incur or the timing of such costs. In addition, we may not be able to absorb these costs of being a public company which will negatively affect our business operations.

We may not be able to meet the internal control reporting requirements imposed by the SEC resulting in a possible decline in the price of our common stock and our inability to obtain future financing.

As directed by Section 404 of the Sarbanes-Oxley Act, the SEC adopted rules requiring each public company to include a report of management on the company’s internal controls over financial reporting in its annual reports. Although the Dodd-Frank Wall Street Reform and Consumer Protection Act exempts companies with a public float of less than $75 million from the requirement that our independent registered public accounting firm attest to our financial controls, this exemption does not affect the requirement that we include a report of management on our internal control over financial reporting and does not affect the requirement to include the independent registered public accounting firm’s attestation if our public float exceeds $75 million.

While we expect to expend significant resources in developing the necessary documentation and testing procedures required by Section 404 of the Sarbanes-Oxley Act, there is a risk that we may not be able to comply timely with all of the requirements imposed by this rule. Regardless of whether we are required to receive a positive attestation from our independent registered public accounting firm with respect to our internal controls, if we are unable to do so, investors and others may lose confidence in the reliability of our financial statements and our stock price and ability to obtain equity or debt financing as needed could suffer.

In addition, in the event that our independent registered public accounting firm is unable to rely on our internal controls in connection with its audit of our financial statements, and in the further event that it is unable to devise alternative procedures in order to satisfy itself as to the material accuracy of our financial statements and related disclosures, it is possible that we would be unable to file our Annual Report on Form 10-K with the SEC, which could also adversely affect the market for and the market price of our common stock and our ability to secure additional financing as needed.

The lack of public company experience of our management team could adversely impact our ability to comply with the reporting requirements of U.S. Securities Laws.

Our   management team lacks public company experience, which could impair our ability to comply with legal and regulatory requirements such as those imposed by Sarbanes-Oxley Act of 2002. Our senior management has little experience in managing a publicly traded company. Such responsibilities include complying with federal securities laws and making required disclosures on a timely basis. Our senior management may not be able to implement programs and policies in an effective and timely manner that adequately respond to such increased legal, regulatory compliance and reporting requirements, including the establishing and maintaining of internal controls over financial reporting. Any such deficiencies, weaknesses or lack of compliance could have a materially adverse effect on our ability to comply with the reporting requirements of the Securities Exchange Act of 1934 which is necessary to maintain our public company status. If we were to fail to fulfill those obligations, our ability to continue as a U.S. public company would be in jeopardy in which event you could lose your entire investment in our company.

Our officers and directors have significant control over shareholder matters and the minority shareholders will have little or no control over our affairs.

Our officers and directors currently own approximately 12.8% of our outstanding common stock, and through the ownership of preferred stock, have approximately 95% of shareholder voting power, and thus significant control over shareholder matters, such as election of directors, amendments to its Articles of Incorporation, and approval of significant corporate transactions; as a result, the Company’s minority shareholders will have little or no control over its affairs.

If we are unable to protect our proprietary and technology rights our operations will be adversely affected.

Our success will depend in part on our ability to protect our proprietary rights and technologies.  We rely on a combination of trademark laws, trade secrets, confidentiality provisions and other contractual provisions to protect our proprietary rights.  However, not all of these measures may apply or may afford only limited protection.  Our failure to adequately protect our proprietary rights may adversely affect our operations.  Despite our efforts to protect our proprietary rights, unauthorized parties may attempt to copy aspects of our services or to obtain and use trade secrets or other information that we regard as proprietary.  Based on the nature of our business, we may or may not be able to adequately protect our rights through patent, copyright and trademark laws.  Our means of protecting our proprietary rights in the United States or abroad may not be adequate, and competitors may independently develop similar technologies. In addition, litigation may be necessary in the future to:

•	enforce intellectual property rights;
•	protect our trade secrets;
•	determine the validity and scope of the rights of others; or
•	to defend against claims of infringement or invalidity.

Any such litigation could result in substantial costs, including treble damages if we are held to have willfully infringed or to expend significant resources to develop non-infringing technology, and the diversion of resources and management’s attention.

Federal practices could change with respect to providers of equipment potentially usable by participants in the medical cannabis industry, which could adversely impact the Company.

We are not aware of any threatened or current federal or state law enforcement actions against manufacturers of horticultural equipment that might be used by medical cannabis gardeners.  We are, however, aware that more than 20 years ago, law enforcement authorities did initiate raids, at some retail stores where operators evidently knew they were selling hydroponic equipment directly to customers who indicated they intended use it for the cultivation of recreational marijuana, and at the addresses of certain customers of such retail stores.  Those raids took place decades ago and in a different legal landscape, well before the legalization of medical cannabis by any state.  We are unaware of any threatened or actual law enforcement activity, ever, against manufacturers or retailers of supplies marketed for usage by participants in the emerging medical cannabis industry.

A theoretical risk exists that our activities could be deemed to be facilitating the selling or distribution of marijuana in violation of the federal Controlled Substances Act, or to constitute aiding or abetting, or being an accessory to, a violation of that Act.  We believe, however, that such a risk is relatively low.  Federal authorities have not focused their resources on such tangential or secondary violations of the Act, nor have they threatened to do so, with respect to the manufacture or sale of equipment that might be used by medical cannabis gardeners, or with respect to any supplies marketed to participants in the emerging medical cannabis industry.  We are unaware of such a broad application of the Controlled Substances Act by federal authorities, and we believe that such an attempted application would be unprecedented.

If the federal government were to change its practices, or were to expend its resources attacking providers of equipment that could be usable by participants in the medical cannabis industry, such action could have a materially adverse effect on our operations, our customers, or the sales of our products.

It is possible that federal or state legislation could be enacted in the future that would prohibit us or our customers from selling our products to medical cannabis growers, and if such legislation were enacted, our revenues could decline, leading to a loss in your investment.

There is currently no federal or state regulation that regulates the sale indoor cultivation equipment to medical cannabis growers.  We believe that a material portion of our product sales are to medical cannabis growers.  If federal and/or state legislation is enacted which prohibits the sale our hydroponic growing equipment to medical cannabis growers, our revenues would decline, leading to a loss of a material portion of your investment.

Continued federal intervention in certain segments of the medical cannabis industry is disruptive to the industry, and may have a negative impact on the Company.

Following more than two years of a relatively accommodative stance by the federal government regarding state-sanctioned medical cannabis, in approximately October of 2011, the federal government renewed a crackdown against medical cannabis providers, causing the closure of numerous retail dispensaries.  The current federal attacks on medical cannabis providers appear to be targeted primarily at retail dispensaries and their landlords, and to a lesser extent at large gardens licensed by local governmental authorities.  Those tactics are presumably in use by federal authorities because information regarding dispensaries and licensed entities is easily available or ascertainable, and because such entities are directly involved with actual trade in cannabis.

We believe that demand for our products is likely to remain relatively constant despite the recent federal intervention in some segments of the medical cannabis industry.  We expect the level of consumption of medical cannabis to remain relatively constant, because as some dispensaries are forced to close, more patients will patronize the establishments that remain open, or more patients will rely on delivery services, which have flourished in areas where a large number of dispensaries have been forced to close, and which are harder targets for federal authorities to identify and attack.  Moreover, very few local governments ever licensed medical cannabis gardens.  It is our observation that licensed gardens have been readily replaced by unlicensed gardens in the same or other local jurisdictions.  Accordingly, we expect the number of gardeners buying our products to remain relatively unaffected despite federal interference in some segments of the medical cannabis industry.

Although we expect minimal impact on the Company from the federal government’s renewed crackdown on medical cannabis providers, the disruption to the medical cannabis industry could cause some potential customers to be more reluctant to invest in new equipment, including the Company’s equipment, or the federal government’s tactics may change or have unforseen effects, which could be detrimental to the Company.

Risks Relating to Our Securities

In order to raise sufficient funds to expand our operations, we may have to issue additional securities at prices which may results in substantial dilution to our shareholders.

If we raise additional funds through the sale of equity or convertible debt, our current stockholders’ percentage ownership will be reduced. In addition, these transactions may dilute the value of ordinary shares outstanding. We may have to issue securities that may have rights, preferences and privileges senior to our ordinary shares. We cannot provide assurance that we will be able to raise additional funds on terms acceptable to us, if at all. If future financing is not available or is not available on acceptable terms, we may not be able to fund our future needs, which would have a material adverse effect on our business plans, prospects, results of operations and financial condition.

We have never declared or paid any cash dividends or distributions on our capital stock. And we do not anticipate paying any cash dividends on our common stock in the foreseeable future.

We have never declared or paid any cash dividends or distributions on our capital stock. We currently intend to retain our future earnings, if any, to support operations and to finance expansion and therefore we do not anticipate paying any cash dividends on our common stock in the foreseeable future. The declaration, payment and amount of any future dividends will be made at the discretion of the board of directors, and will depend upon, among other things, the results of our operations, cash flows and financial condition, operating and capital requirements, and other factors as the board of directors considers relevant. There is no assurance that future dividends will be paid, and, if dividends are paid, there is no assurance with respect to the amount of any such dividend.

Our shares of common stock are very thinly traded, and the price may not reflect our value and there can be no assurance that there will be an active market for our shares of common stock either now or in the future.

Although our common stock is quoted on the Over-the-Counter Bulletin Board, our shares of common stock does not traded and the price of our common stock, if traded, may not reflect our value. There can be no assurance that there will be an active market for our shares of common stock either now or in the future. Market liquidity will depend on the perception of our operating business and any steps that our management might take to bring us to the awareness of investors. There can be no assurance given that there will be any awareness generated. Consequently, investors may not be able to liquidate their investment or liquidate it at a price that reflects the value of the business. As a result holders of our securities may not find purchasers our securities should they to sell securities held by them. Consequently, our securities should be purchased only by investors having no need for liquidity in their investment and who can hold our securities for an indefinite period of time.

If a more active market should develop, the price of our shares of common stock may be highly volatile. Because there may be a low price for our shares of common stock, many brokerage firms may not be willing to effect transactions in our securities. Even if an investor finds a broker willing to effect a transaction in the shares of our common stock, the combination of brokerage commissions, transfer fees, taxes, if any, and any other selling costs may exceed the selling price. Further, many lending institutions will not permit the use of such shares of common stock as collateral for any loans.

We may be subject to the penny stock rules which will make shares of our common stock more difficult to sell.

We may be subject now and in the future to the Commission’s “penny stock” rules if our shares of common stock sell below $5.00 per share. Penny stocks generally are equity securities with a price of less than $5.00. The penny stock rules require broker-dealers to deliver a standardized risk disclosure document prepared by the Commission which provides information about penny stocks and the nature and level of risks in the penny stock market. The broker-dealer must also provide the customer with current bid and offer quotations for the penny stock, the compensation of the broker-dealer and its salesperson, and monthly account statements showing the market value of each penny stock held in the customer’s account. The bid and offer quotations, and the broker-dealer and salesperson compensation information must be given to the customer orally or in writing prior to completing the transaction and must be given to the customer in writing before or with the customer’s confirmation.

In addition, the penny stock rules require that prior to a transaction, the broker dealer must make a special written determination that the penny stock is a suitable investment for the purchaser and receive the purchaser’s written agreement to the transaction. The penny stock rules are burdensome and may reduce purchases of any offerings and reduce the trading activity for shares of our common stock. As long as our shares of common stock are subject to the penny stock rules, the holders of such shares of common stock may find it more difficult to sell their securities.

MANAGEMENT’S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS

The following discussion and analysis of the results of operations and financial condition for the fiscal year ended December 31, 2010, and for the nine months ended September 30, 2011, should be read in conjunction with our financial statements, and the notes to those financial statements that are included elsewhere in this Form 8-K. References in this section to “we,” “us,” “our” or “GrowOp Technology” are to the consolidated business of GrowOp Technology.

Our discussion includes forward-looking statements based upon current expectations that involve risks and uncertainties, such as our plans, objectives, expectations and intentions. Actual results and the timing of events could differ materially from those anticipated in these forward-looking statements as a result of a number of factors, including those set forth under the Risk Factors, Cautionary Notice Regarding Forward-Looking Statements and Business sections in this Form 8-K. We use words such as “anticipate,” “estimate,” “plan,” “project,” “continuing,” “ongoing,” “expect,” “believe,” “intend,” “may,” “will,” “should,” “could,” and similar expressions to identify forward-looking statements.

Recent Developments

Reverse Acquisition of GrowOp Technology

On February 9, 2012, we completed a reverse acquisition transaction through a merger with GrowOp Technology whereby we acquired all of the issued and outstanding shares of GrowOp Technology in exchange for 33,998,520 shares of our common stock, which represented approximately 41.4% of our total shares outstanding immediately following the closing of the transaction. As a result of the reverse acquisition, GrowOp Technology became our wholly owned subsidiary and the former shareholders of GrowOp Technology became our controlling stockholders. The share exchange transaction with GrowOp Technology was treated as a reverse acquisition, with GrowOp Technology as the acquiror and the Company as the acquired party.

GrowOp Technology was incorporated under the laws of the State of Nevada on March 16, 2010. GrowOp Technology Ltd. are integrating best of breed hydroponic equipment with proprietary technology to create sustainable solutions for the cultivation of indoor agriculture. We work closely with expert horticulturists, engineers, and scientists, to develop and manufacture advanced proprietary products for the hydroponic industry. Our products are utilized by horticulture enthusiasts, local urban farmers, and green house growers. The emerging trend of urban and indoor agriculture has fostered an entrepreneurial push by companies to bring their concept to market. Many of these companies lack the both the intellectual resources and manufacturing capabilities to bring their idea to fruition. That is where Terra Tech is positioned. We have the team and the resources to help bring indoor cultivation designs from concept to production. Our products can be found through specialty retailers throughout the United States.

Results of Operations

The following table summarizes changes in selected operating indicators of the Company, illustrating the relationship of various income and expense items to net sales for the respective periods presented (components may not add or subtract to totals due to rounding):

	Nine Months Ended September 30, 2011	March 16, 2010 (Inception) to December 31, 2010
Revenue	$630,329	$573,794
Cost of Goods Sold	$440,310	$689,818

Total Selling, General and Administrative Expenses	$776,185	$461,989
Net Loss	$(605,404)	$(579,986)

Results of Operations for the Nine Months Ended September 30, 2011 compared to the Period March 16, 2010 (Inception) to Year Ended December 31, 2010

Revenue

Total revenues for the nine months ended September 30, 2011 totaled $630,329, an increase of $56,535 or 9.9% from the period March 16, 2010 (Inception) until the year ended December 31, 2010, which totaled $573,794.  The increase was due to the acceptance of the hydroponic and lighting components versus the retro fitting of trailers.

Management realized in late 2010 that the selling of hydroponic and lighting components would be more profitable as a percentage of the units sold versus the retro fitting of trailers.  The individual unit price of the hydroponic and lighting components would be lower, but more would be sold at a higher gross margin versus the higher selling price per unit for the retro fitting of trailers with lower or negative gross margins due to cost overruns.

Cost of Goods Sold

Cost of goods sold for the nine months ended September 30, 2011 was $440,310 compared with $689,818 for the period from March 16, 2010 (Inception) until the fiscal year ended December 31, 2010.  Gross profits for the nine months ended September 30, 2011 amounted to $190,019 for a 30% gross margin as compared to -20% in the period March 16, 2010 (Inception) to December 31, 2010.  Gross profits increased $306,043 for the nine months ended September 30, 2011 compared to ($116,024) the period March 16, 2010 (Inception) to December 31, 2010.  The increase in the gross margin is a result of changing the business focus from the retro fitting of trailers to the distribution of hydroponic and lighting components.  Management realized because of the expense incurred in retro fitting trailers along with the cost overruns, it would be more profitable in being a distributor of hydroponic and lighting components for the agricultural industry.

Total Selling, General and Administrative Expenses

After deducting $776,185 of selling, general and administrative expenses, the Company realized an operating loss of $586,166 for the nine months ended September 30, 2011.  Operating losses of $586,166 increased $8,153 or 1.4% compared to the period March 16, 2010 (Inception) to December 31, 2010, operating loss of $578,013.  The increase in selling, general and administrative of $314,196 or 68% compared to $416,989 for the period ended March 16, 2010 (Inception) to December 31, 2010.  The major increases were caused by the changing the business focus from retro fitting of trailers to the more profitable distribution of hydroponic and lighting components for the agricultural industry.  Professional services increased by $56,598 or 96% to $115,442 for the nine months ended September 30, 2011 versus $58,844 for the period March 16, 2010 (Inception) to December 31, 2010.  Salaries increased by $37,500 or 50% to $112,500 for the nine months ended September 30, 2011 versus $75,000 for the period March 16, 2010 (Inception) to December 31, 2010.   Outside consultants increased by $54,559 or 47% to $171,885 for the nine months ended September 30, 2011 versus $117,326 for the period March 16, 2010 (Inception) to December 31, 2010.

Interest Expense

Interest expense increased by $16,465 or 835% to $18,438 for the nine months ended September 30, 2011 versus $1,973 for the period March 16, 2010 (Inception) to December 31, 2010, due to more debt outstanding in 2011.

Net Loss

The net result for the nine months ended September 30, 2011 was a loss of $605,404 or $0.20 per share compared to a loss of $579,986 or $0.23 per share for the period March 16, 2010 (Inception) to December 31, 2010.  The main reason for the loss was due to changing the business focus from the retro fitting of trailers to the distribution of hydroponic and lighting components.

Results of Operations for the Year Ended December 31, 2011 compared to the Period March 16, 2010 (Inception) to Year Ended December 31, 2010

Revenue

Total revenues for the year ended December 31, 2011 totaled $817,328, an increase of $243,534 or 42% from the period March 16, 2010 (Inception) until the year ended December 31, 2010, which totaled $573,794.  The increase was due to the acceptance of the hydroponic and lighting components versus the retro fitting of trailers and a full twelve months versus nine and one-half months of operation.

Management realized in late 2010 that the selling of hydroponic and lighting components would be more profitable as a percentage of the units sold versus the retro fitting of trailers.  The individual unit price of the hydroponic and lighting components would be lower, but more would be sold at a higher gross margin versus the higher selling price per unit for the retro fitting of trailers with lower or negative gross margins due to cost overruns.

Cost of Goods Sold

Cost of goods sold for the year ended December 31, 2011 was $755,797 compared with $689,818 for the period from March 16, 2010 (Inception) until the fiscal year ended December 31, 2010.  Gross profits for the year ended December 31, 2011 amounted to $61,531 for a 7.5% gross margin as compared to -20% in the period March 16, 2010 (Inception) to December 31, 2010.  Gross profits increased $177,555 for the year ended December 31, 2011 compared to ($116,024) the period March 16, 2010 (Inception) to December 31, 2010.  The increase in the gross margin is a result of changing the business focus from the retro fitting of trailers to the distribution of hydroponic and lighting components.  Management realized because of the expense incurred in retro fitting trailers along with the cost overruns, it would be more profitable being a distributor of hydroponic and lighting components for the agricultural industry.

Total Selling, General and Administrative Expenses

After deducting $4,148,981 of selling, general and administrative expenses, the Company realized an operating loss of $4,087,450 for the year ended December 31, 2011.  Operating losses of $4,087,450 increased $3,509,437 or 607% compared to the period March 16, 2010 (Inception) to December 31, 2010, operating loss of $578,013.  The increase in selling, general and administrative was $3,686,992 or 798% compared to $461,989 for the period ended March 16, 2010 (Inception) to December 31, 2010.  The major increases were caused by the changing the business focus from retro fitting of trailers to the more profitable distribution of hydroponic and lighting components for the agricultural industry.  Professional services increased by $109,698 or 186% to $168,542 for the year ended December 30, 2011 versus $58,844 for the period March 16, 2010 (Inception) to December 31, 2010.  Salaries increased by $75,000 or 100% to $150,000 for the year ended September 30, 2011 versus $75,000 for the period March 16, 2010 (Inception) to December 31, 2010.  Outside consultants increased by $3,010,409 or 2,566% to $3,127,735 for the year ended December 31, 2011 versus $117,326 for the period March 16, 2010 (Inception) to December 31, 2010.   The largest increase in outside consultants was for 2,335,020 shares of common stock which was issued at a price per share of $1.25 for services rendered in connection with the preparation and due diligence preformed on the reverse merger that amounted to a total of $2,918,775. The various other increases was due to twelve months of expenses in 2011 versus nine and one-half months of expenses for the period March 16, 2010 (Inception) to December 31, 2010.

Interest Expense

Interest expense increased by $27,861 or 1,412% to $29,834 for the year ended December 31, 2011 versus $1,973 for the period March 16, 2010 (Inception) to December 31, 2010, due to more debt outstanding in 2011.

Net Loss

The net result for the year ended December 31, 2011 was a loss of $4,118,084 or $1.32 per share compared to a loss of $579,986 or $0.23 per share for the period March 16, 2010 (Inception) to December 31, 2010.  The main reason for the loss was due to changing the business focus from the retro fitting of trailers to the distribution of hydroponic and lighting components along with the issuance of common stock for services.

Liquidity and Capital Resources

At at September 30, 2011 we have $716,961 in current assets, and $559,569 in current liabilities.  This represents an increase in current assets of $430,874 at December 31, 2010 and a increase in current liabilities of $287,426 at December 31, 2010.  As of September 30, 2011, our total assets were $778,704 and our total liabilities were $559,569.  This represents an increase in total assets of $438,272 at June 30, 2011.  Our current cash requirements are significant due to the planned development and expansion of our business, including intellectual property development, initial field trials and planning as well as establishing a broader sales force and marketing campaign. During the nine month period ended September 30, 2011 as well as full year 2010, we funded our operations from the proceeds of private capital raises in conjunction with proceeds from normal business operations. We are currently reliant on short term financing arrangements to meet our short-term and long-term obligations.  Changes in our operating plans, increased expenses, acquisitions, or other events, may cause us to seek additional equity or debt financing in the future.  For the period March 16, 2010 (Inception) thru September, 30 2011 we used net cash of $1,588,258 in operating activities.  Net cash from investing activities totaled a negative $74,853. For the same period net cash from financing activities totaled $1,685,817.  Our management believes that we will be able to generate sufficient revenue or raise sufficient amounts of working capital through debt or equity offerings, as may be required to meet our short-term and long-term obligations. Such working capital will most likely be obtained through equity or debt financings until such time as our operations are producing revenue in excess of operating expenses.  The near term capital needs are detailed below:

Travel	$25,000
General working capital	50,000
Distribution warehouse	75,000
Salesforce	125,000
Legal and professional	175,000
Inventory	550,000
Total Near Term Capital Needs	$1,000,000

There are no assurances that we will be able to raise the required working capital on terms favorable, or that such working capital will be available on any terms when needed.

Currently we have no material commitments for capital expenditures as of the end of the nine months ending September 30, 2011. We historically sought and continue to seek financing from private sources to move our business plan forward. In order to satisfy the financial commitments, we rely upon private party financing that has inherent risks in terms of availability and adequacy of funding.   Since inception, the Company has obtained new equity capital and debt financing funds that were needed to finance operations during the reporting period.

We may require additional capital investments or borrowed funds to meet cash flow projections and carry forward our business objectives. There can be no guarantee or assurance that we can raise adequate capital from outside sources. If we are unable to raise funds when required or on acceptable terms, we may have to significantly scale back, or discontinue, our operations.

Cash and Cash Equivalents

As of September 30, 2011, we had cash of $22,706.  We anticipate that a substantial amount of cash will be used as working capital and to execute our strategy and business plan. As such, we further anticipate that we will have to raise additional capital through debt or equity financings to fund our operations during the next 6 to 12 months.  We have continually added cash through sales related to our normal operation.  Inventories as of September 30, 2011 were $349,730 with pre-paid inventories amounting to $270,078 .

Revenue Recognition

For full year 2010 net sales consisted primarily of sales of our portable hydroponic units the Big Bud and little Bud. At the end of the first quarter 2011 the Company changed its direction by making sales of hydroponic and lighting components its primary focus.  The Company began to relax its resources on the sales, marketing and construction of their proprietary mobile cultivation chambers and entered the research a development phase for bringing their retail product line to market.

The Company recognizes revenue when persuasive evidence of an arrangement exists, delivery has occurred, the sales price is fixed or determinable, and collection is probable. Product is considered delivered to the customer once it has been shipped and title and risk of loss have been transferred. For most of the Company’s product sales, these criteria are met at the time the product is shipped. For online sales to individuals and for certain other sales, the Company defers recognition of revenue until the customer receives the product because the Company retains a portion of the risk of loss on these sales during transit. The Company recognizes revenue from the sale of lighting and hydroponic hardware.

Research and Development

We remain committed to innovation as a key element of Terra Techs Mission. Our development efforts are focused on designing and creating products, solutions that anticipate customers' changing needs in the emerging controlled agriculture industry. Our efforts also are focused on identifying the areas where we believe we can make a unique contribution and the areas where partnering with other leading companies in the industry will leverage our cost structure and maximize our customers' value.

Expenditures for research and development were $3.3 billion in 9 months ending Sept, 30 2011 and $3.0 billion in full year 2010.  We anticipate that we will continue to have significant research and development expenditures in the future in an effort to deliver innovative, high-quality products to our highly competitive market.

In 2010 the company incurred significant costs associated with research and development associated with the fabrication of their mobile hydroponic units.  In addition to R&D expenses the Company spent additional capital on sales and marketing in an effort to create consumer and brand awareness.

The Company incurred additional costs associated with the launch of their new product lineup throughout 2011.  In addition, during the transition from selling mobile units to components the company experienced a decline in sales for April and May 2011.  This decline was directly associated with focusing the companies resources on the development of our products.  Throughout 2011 we continually added and expanded our product line and spent additional capital on product improvements as well as design and efficiency upgrades.

Domestic & International Manufacturing

Through full year 2011 we have spent resources on establishing and sourcing relationships with our international manufacturing partners.  We have built strong relationships with partners that have tremendous expertise as well as research and development teams that we have been working closely with in both designing and manufacturing.  All of our transactions are in US dollar denominated currency, which reduces our risk of currency fluctuations and allows us to effectively manage our margins more efficiently.

We manufacture our mobile hydroponic units domestically out of our 12,000 sq ft facility in Oakland, Ca.  We currently utilize a single production line to produce our products and to meet projected demand.  We have the space to expand up to 2 additional lines if needed to meet market demand.

Inventory Valuation and Inventory Purchase Commitments

For some of our products the Company must order components for its products and build inventory in advance of product shipments. The Company records a write-down for inventories of components and products, including third-party products held for resale, which have become obsolete or are in excess of anticipated demand or net realizable value. The Company performs a detailed review of inventory each fiscal quarter that considers multiple factors including demand forecasts, product life cycle status, and relevance in current and future manufacturing, current sales levels, and component cost trends. If future demand or market conditions for the Company’s products are less favorable than forecasted or if unforeseen technological changes negatively impact the utility of component inventory, the Company may be required to record additional write-downs, which would negatively affect its results of operations in the period when the write-downs were recorded.

Business Outlook

We plan to generate sales through two primary sources:

Commercial AG  - Commercial agriculture is beginning to migrate to controlled indoor environments. Every year the US loses significant portions of its' fertile agricultural land due to urbanization. In an effort to sustain our population cultivation is moving both indoors as well as vertical. Indoor cultivation allows urban farmers to have multiple harvests throughout the year while maximizing their production of healthy and nutrient dense fruits and vegetables. For example, over 40% of all fresh tomatoes sold in U.S. retail stores are now greenhouse grown. We work with you to help design, develop and manufacture cultivation system, which will both maximize you space and mitigate your energy costs. From rooftop/vertical hydroponic and aeroponic systems to custom designed greenhouse management systems  Terra Tech  is continually developing products and working with strategic partners, like Bayer Crop Sciences, to continually capture market share of this growing industry.

Retail AG  – Through our subsidiary  GrowOp Technology Ltd. we design and manufacture an advanced and affordable line of horticulture equipment for the discerning grower. We believe in affordable access to top quality products. We have searched the globe and worked closely with expert horticulturists, engineers, and scientists to bring to the market some of the most unique and efficient designs. GrowOp Tech operates out of its warehouse facility located on over an acre in Oakland, Ca.

In addition to our organic growth through Terra Tech's commercial manufacturing and GrowOp Technology's retail brand we intend to acquire to accelerate growth.  We are focused on well-positioned market participants that have a competitive advantage in their respective segment in addition to generating strong operating cash flow.

•   Fragmented market consists of smaller scale inefficient manufacturers and distribution companies. With our brand recognition and experienced management team we can maximize productivity, provide economies of scale and increase profitability through our public market vehicle.
•   Acquiring unique products and niche players where barriers to entry are high and margins are robust providing them with a broader outlet for their products
•   Second stage-Acquire multiple production facilities to capture the market vertical from manufacturing to production up to retail.
•   For Comparative purposes we are comparing our full year 2010 results, which illustrates 9.5 months of operations from March 16, 2010 to December 31, 2010 to our 9 months ending September 30 2011 results.

Going Concern

The Company’s financial statements are prepared in accordance with generally accepted accounting principles applicable to a going concern. This contemplates the realization of assets and the liquidation of liabilities in the normal course of business.  As of September 30, 2011 and December 31, 2010, the Company has a working capital surplus of $157,392 and $13,944, respectively.  As of September 30, 2011 the Company had  an accumulated deficit of $1,185,390.  The Company will be dependent upon the raising of additional capital through placement of our common stock in order to implement its business plan, or by merging with an operating company. There can be no assurance that the Company will be successful in either situation in order to continue as a going concern. The Company’s future success is dependent upon its ability to achieve profitable operations and generate cash from operating activities, and upon additional financing.  Management believes they can raise the appropriate funds needed to support their business plan and develop an operating, cash flow positive company.

Off Balance Sheet Arrangements

We do not have any off balance sheet arrangements that have or are reasonably likely to have a current or future effect on our financial condition, changes in financial condition, sales or expenses, results of operations, liquidity or capital expenditures, or capital resources that are material to an investment in our securities.

Critical Accounting Policies

Our material accounting policies, which we believe are the most critical to an investors understanding of our financial results and condition, are discussed below. Because we are still early in our enterprise development, the number of these policies requiring explanation is limited. As we begin to generate increased revenue from different sources, we expect that the number of applicable policies and complexity of the judgments required will increase.

Currently, our policies that could require critical management judgment are in the areas of revenue recognition, reserves for accounts receivable and inventory valuation.

Revenue Recognition: We recognize revenue from sales net of discounts, rebates, promotional adjustments, price adjustments and estimated returns and upon transfer of title and risk to the customer which occurs at shipping (F.O.B. terms) .   Upon shipment, the Company has no further performance obligations and collection is reasonably assured as the majority of sales are paid for prior to shipping.

Valuation of Deferred Taxes: We account for income taxes in accordance with the liability method. Under the liability method, we recognize deferred assets and liabilities based upon anticipated future tax consequences attributable to differences between financial statement carrying amounts of assets and liabilities and their respective tax bases. We establish a valuation allowance to the extent that it is more likely than not that deferred tax assets will not be utilized against future taxable income.

Valuation of Equity Instruments Granted To Investors: On the date of issuance, the instruments are recorded at their fair value as determined using the Black-Scholes valuation model. See Note 10 to the condensed financial statements accompanying this report for the assumptions used in the Black-Scholes valuation.

Allowance for Accounts Receivable: We estimate losses from the inability of our customers to make required payments and periodically review the payment history of each of our customers, as well as their financial condition, and revise our reserves as a result.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth certain information as of the date hereof with respect to the holdings of: (1) each person known to us to be the beneficial owner of more than 5% of our common stock; (2) each of our directors, nominees for director and named executive officers; and (3) all directors and executive officers as a group. To the best of our knowledge, each of the persons named in the table below as beneficially owning the shares set forth therein has sole voting power and sole investment power with respect to such shares, unless otherwise indicated. Unless otherwise specified, the address of each of the persons set forth below is in care of the Company, at the address of: 18101 Von Karman, Third Floor, Irvine, California 92612.

Title of Class	Name and Address of Beneficial Owner	Amount and Nature of Beneficial Ownership		Percent of Common Stock (1)
Common Stock	Derek Peterson	26,650,100	(2)	27.4%
Common Stock	Amy Almsteier	26,650,100	(3)	27.4%
Common Stock	Michael A. Nahass	54,000		*
Common Stock	Edward Piatt	30,000		*
Common Stock	Michael James	-0-		*
All directors and executive officers as a group (4 persons)		19,500,000		27.4%

(1) As of February 9, 2012 immediately after the closing of acquisition of GrowOp Technology, we have 96,748,620 shares of common stock outstanding.   100 of such shares are reserved for issuance for the conversion of 100 shares of Series A Preferred Stock and 14,750,000 shares of Series B Preferred Stock into shares of common stock.

(2) 250,050 shares of which are immediately convertible from Series A Preferred Stock and Series B Preferred Stock.  Mr. Peterson disclaims any beneficial ownership interest in the shares of common stock, Series A Preferred Stock and Series B Preferred Stock held by his spouse, Amy Almsteier.

(3) 14,500,050 shares of which are immediately convertible from Series A Preferred Stock and Series B Preferred Stock.  Ms. Almsteier disclaims any beneficial ownership interest in the shares of common stock, Series A Preferred Stock and Series B Preferred Stock held by her spouse, Derek Peterson.

DIRECTORS AND EXECUTIVE OFFICERS

The following table sets forth the names, ages, and positions of our executive officers and directors as of the date of this Form 8-K.

Name	Age	Positions
Derek Peterson	37	President and Chief Executive Officer, and Chairman of the Board of Directors
Amy Almsteier	30	Secretary, Treasurer and Director
Michael James	53	Chief Financial Officer
Michael A. Nahass	46	Director
Edward Piatt	32	Director

Derek Peterson
President and Chief Executive Officer, Chairman of the Board of Directors

Derek Peterson has served as our President and Chief Executive Officer, and Chairman of the Board of Directors, since February 9, 2012.  Mr. Peterson began his career in finance with Crowell, Weedon & Co, the largest independent broker-dealer on the West Coast.  In his 6 years there, Mr. Peterson became a partner and Branch supervisor where he was responsible for sales of over $10 Million.  Mr. Peterson was offered an opportunity to build a southern Orange County presence for Wachovia Securities, where he became a 1st Vice President and Branch Manager for their Mission Viejo Location. He was instrumental in growing that office from the ground up, into the $15 million dollar office it is today.  After his term at Wachovia, Mr. Peterson accepted an opportunity for a Senior Vice President position with Morgan Stanley Smith Barney, where he and his team oversaw combined assets of close to $100 Million. In addition, he has also been involved in several public and private equity financings, where he has personally funded several projects from Angel to Mezzanine levels.  Mr. Peterson is a CFP® Professional and holds his Series 7, General Securities Sales Supervisor Series 9 and 10, National Commodity Futures Series 3, Series 65 and California Insurance License.  Mr. Peterson holds a degree in Business Management from Pepperdine University. On February 22, 2012, Mr. Peterson filed a petition for bankruptcy in the United States Bankruptcy Court for the Central District of California.   Mr. Peterson’s background in investment banking led to our conclusion that he should serve as a director in light of our business and structure.

Amy Almsteier
Secretary, Treasurer, and Director

Ms. Almsteier has served as our Secretary, Treasurer and a Director since February 9, 2012.  Ms. Almsteier began her career running a commercial and residential remodeling firm based in Orange County, California.  She has spent the last decade working in the design industry where she morphed into a commercial “green” consultant focusing on space planning and commercial design using renewable and recycled materials and systems.  She has become an expert in renewable energy solutions including solar, natural gas and reverse osmosis systems.  She has worked with hundreds of clients in an effort to build and design award winning projects with the lowest possible carbon footprint.  Ms. Almsteier graduated with a Bachelor's of Science in Design from University of Nebraska Lincoln’s College of Architecture and studied abroad at American Intercontinental University in London, England. Ms. Almsteier’s background in design led to our conclusion that she should serve as a director in light of our business and structure.

M ichael James
Chief Financial Officer

Mr. James has served as our Chief Financial Officer since April 17, 2011.  In addition to his role at Terra Tech, Michael James became CFO of Inergetics, Inc on July 1, 2010 and has served as a member of the Company's Board of Directors since September 2009. Previously, Mike served as CEO of Nestor, Inc. where he successfully completed a financial restructuring of the Company prior to its sale in September 2009 from the Receiver's Estate in Superior Court of the State of Rhode Island. He also served on Nestor's Board of Directors from 2006 to 2009 and has been the Managing Partner of Kuekenhof Capital Management, LLC, a private investment management company, for the past ten years where he serves as Managing Director of Kuekenhof Equity Fund, L.P. and Kuekenhof Partners. Michael is also a director of Guided Therapeutics, Inc. where he serves as Chairman of the Compensation Committee and serves on the Audit Committee. During his career, Michael James has served as a Partner at Moore Capital Management, Inc., a premiere private investment management company as well as Chief Financial and Administrative Officer at Buffalo Partners, L.P., a private investment management company and Treasurer and CFO of National Discount Brokers. Mr. James began his career in 1980 as a staff accountant with Eisner, LLP.   Mr. James’s background in accounting and finance led to our conclusion that he should serve as a director in light of our business and structure.

Michael Nahass
Director

Mr. Nahass has served as a Director since January 26, 2012.  Mr. Nahass also served as our President, Secretary and Treasurer from January 26, 2012 until February 9, 2012.  Since August 2011, Mr. Nahass, age 46, has served as Managing Director of Arque Capital, Ltd., of Irvine, California. From September 2009 until August 2011, Mr. Nahass was a Partner, and served as Managing Director/COO of, NMS Capital Asset Management, Inc. (“NMS Capital”). Additionally, while at NMS Capital, Mr. Nahass served as Chief Portfolio Manager of the NMS Platinum Funds, LLC. From February 1995 until April 2007, Mr. Nahass was employed in various positions at Morgan Stanley, where his last position was Senior Vice President and Complex Manager, where he directly managed over 200 financial advisors with approximately $20 billion in assets under management. With over 20 years of financial services experience, Mr. Nahass has been and is responsible for private client services, business development, regulatory compliance and strategic development. Mr. Nahass holds a B.S. in Business Administration (1988) from Fairleigh Dickenson University. In addition he also holds NASD Series 3 (National Commodity Futures), Series 7 (General Securities Representative), Series 8 (Supervisory), Series 31 (Managed Futures) and Series 65 (Investment Advisor Representative) licenses. On May 13, 2009, Mr. Nahass filed a petition for bankruptcy in the United States Bankruptcy Court for the Central District of California, Case No. 8:09-bk 14465-TA. The discharge date was August 17, 2011.   Mr. Nahass’s background in investment banking led to our conclusion that he should serve as director in light of our business and structure.

Edward Piatt
Director

Mr. Piatt has served as a Director since February 9, 2012.  Edward Piatt is an experienced, LEED Accredited Architect currently working in San Francisco, California. He received his Bachelors of Science in Design (2002) and his Masters of Architecture (2004) from the University of Nebraska, Lincoln.  Edward has worked in Los Angeles, New York and San Francisco, where he gained experience in all phases of projects, from conceptual design through construction, documentation and administration.  Current and recent projects include Yahoo! Corporate Headquarters; Lawrence Berkeley National Laboratory-New General Purpose Lab; Princeton University Campus Master Plan and Creative Performing Arts Initiative; Kaohsiung International Competition; and many other notable projects in commercial, retail, higher education, and industrial/ product design.   Mr. Piatt’s background in architecture, design and construction led to our conclusion that he should serve as director in light of our business and structure.

Employment Agreements

We currently do not have employment agreement with any our directors and executive officers.

Family Relationships

Derek Peterson, our President and Chief Executive Officer, and Chairman of the Board of Directors is the spouse of Amy Almsteier, our Secretary, Treasurer and a Director and significant stockholder.  There are no other family relationships between any of our directors or executive officers and any other directors or executive officers.

Involvement in Certain Legal Proceedings

To the best of our knowledge, none of our directors or executive officers have been convicted in a criminal proceeding, excluding traffic violations or similar misdemeanors, or has been a party to any judicial or administrative proceeding during the past five years that resulted in a judgment, decree or final order enjoining the person from future violations of, or prohibiting activities subject to, federal or state securities laws, or a finding of any violation of federal or state securities laws, except for matters that were dismissed without sanction or settlement.

Code of Ethics

We have not adopted a Code of Ethics but expect to adopt a Code of Ethics and will require that each employee abide by the terms of such Code of Ethics.

EXECUTIVE COMPENSATION

Summary Compensation Table

The following table sets forth information regarding each element of compensation that we paid or awarded to our named executive officers for fiscal 2011 and 2010.

Name and principal position	Fiscal Year	Salary ($)	Bonus ($)	Stock Awards ($)	Option Awards ($)	Nonequity incentive plan compensation ($)	Non-qualified deferred compensation ($)	All other compensation ($)	Total ($)

Maureen Cotton, President, Chief Financial	2011	0	0	0	0	0	0	0	0

Officer, Secretary, Treasurer and Director (1)	2010	0	0	0	0	0	0	0	0

(1) Served as Director from July 22, 2008, until resigning as Director on January 26, 2012.  Appointed President, Chief Financial Officer, Secretary, Treasurer and Director on July 30, 2008.   Resigned as President, Chief Financial Officer, Secretary, Treasurer and Director on January 26, 2012.

There has been no cash payment paid to the executive officers for services rendered in all capacities to us for the period ended December 31, 2010. There has been no compensation awarded to, earned by, or paid to the executive officers by any person for services rendered in all capacities to us for the fiscal period ended December 31, 2010.

Option Grants

We had no outstanding equity awards as of the end of fiscal 2011.

Option Exercises and Fiscal Year-End Option Value Table.

There were no stock options exercised during fiscal 2011 by the named executive officers.

Long-Term Incentive Plans and Awards

There were no awards made to a named executive officer in fiscal 2011 under any long-term incentive plan.

Employment Contracts, Termination of Employment, Change-in-Control Arrangements

We do not have employment agreement with our officers and directors.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS, AND DIRECTOR INDEPENDENCE

The Company has entered into an agreement to acquire 100% of the outstanding stock of GrowOp Technologies, Ltd.  The Company has issued 33,998,520 shares of common stock for the acquisition.  In connection with the acquisition, 900,000 shares of common stock was issued to Derek Peterson, an officer and director of the Company, 12,600,000 shares of common stock was issued to Amy Almsteier, an officer and director of the Company, 240,000 shares of common stock was issued to Michael A. Nahass, a director of the Company, 330,000 shares of common stock was issued to Edward Piatt, a director of the Company and 300,000 shares of common stock was issued to Michael James, an officer of the Company.  The Company issued 100 shares of Series A Preferred stock.  Derek Peterson, an officer and director of the Company has received 50 shares of the Series A Preferred stock.  Amy Almsteier, an officer and director of the Company has received 50 shares of the Series A Preferred Stock.   The Series A Preferred stock conversion rate is 1 Series A Preferred share equals 1 share of common.  The Company also issued 14,750,000 shares of Series B Preferred stock.  Derek Peterson, an officer and director of the Company has received 250,000 shares of the Series B Preferred stock.  Amy Almsteier, an officer and director of the Company has received 14,500,000 shares of the Series B Preferred Stock.   Each share of Series B Preferred stock converts into 5.38425537 shares of common.  The Company redeemed 199,999,990 shares of common stock.  Derek Peterson and Amy Almsteier are married to each other.  Each spouse disclaims any beneficial ownership interest in any of the Company’s shares of stock held by their respective spouse.

LEGAL PROCEEDINGS

From time to time, we may become involved in various lawsuits and legal proceedings which arise in the ordinary course of business. Litigation is subject to inherent uncertainties, and an adverse result in these or other matters may arise from time to time that may harm our business.

On March 29, 2011, Dhar Mann and WeGrow Garden Supply LLC filed an Individual and Corporate Complaint for: 1.  Breach of Contract;  2. Fraud;  3. Breach of Fiduciary Duty;  and 4. Conversion in the Superior Court of the State of California, Alameda County, File No. RG11568327 (the “Dhar Mann Complaint”), against GrowOp Technology Lts. alleging, among other things, that Mr. Mann is a 37.5% owner of GrowOp since May 23, 2010 and claiming damages of approximately $2,200,000 in connection with a purported agreement to sell Mr. Mann shares of Common Stock of GrowOp amounting to 37.5% of the issued and outstanding shares of Common Stock of GrowOp.  Mr. Mann is also seeking an order from the court prohibiting GrowOp from selling any securities or becoming a public company.  GrowOp denies, among other things in the Dhar Mann Complaint, the existence of a purported agreement to sell Mr. Mann shares of Common Stock of GrowOp amounting to 37.5% of the issued and outstanding shares of Common Stock of GrowOp or the damages owed. GrowOp does not believe this litigation will have a material effect on its business objectives.

MARKET PRICE OF AND DIVIDENDS ON OUR COMMON EQUITY AND RELATED STOCKHOLDER MATTERS

Market Information

Our common stock has been approved for quotation on The OTC Bulletin Board under the symbol “PVST.” The table below sets forth the high and low bid prices for our common stock for the period indicated as reported on the OTCBB website.

	Common Stock Market Price
Financial Quarter Ended	High ($)	Low ($)
December 31, 2011	0.00	0.00
September 30, 2011	0.00	0.00
June 30, 2011	0.00	0.00
March 31, 2011	0.00	0.00
December 31, 2010	0.00	0.00

As of February 10, 2012, there were approximately 81,998,520 shares of our common stock were issued and outstanding.

Holders

As of February 10, 2012, there were approximately 192 holders of record of our common stock. This number does not include shares held by brokerage clearing houses, depositories or others in unregistered form.

Dividends

We have never declared or paid a cash dividend. Any future decisions regarding dividends will be made by our Board of Directors. We currently intend to retain and use any future earnings for the development and expansion of our business and do not anticipate paying any cash dividends in the foreseeable future. Our Board of Directors has complete discretion on whether to pay dividends. Even if our Board of Directors decides to pay dividends, the form, frequency and amount will depend upon our future operations and earnings, capital requirements and surplus, general financial condition, contractual restrictions and other factors that the Board of Directors may deem relevant.

Securities Authorized for Issuance under Equity Compensation Plans

We do not have in effect any compensation plans under which our equity securities are authorized for issuance.

Penny Stock Regulations

The Commission has adopted regulations which generally define “penny stock” to be an equity security that has a market price of less than $5.00 per share. Our common stock, when and if a trading market develops, may fall within the definition of penny stock and be subject to rules that impose additional sales practice requirements on broker-dealers who sell such securities to persons other than established customers and accredited investors (generally those with assets in excess of $1,000,000, or annual incomes exceeding $200,000 individually, or $300,000, together with their spouse).

For transactions covered by these rules, the broker-dealer must make a special suitability determination for the purchase of such securities and have received the purchaser’s prior written consent to the transaction. Additionally, for any transaction, other than exempt transactions, involving a penny stock, the rules require the delivery, prior to the transaction, of a risk disclosure document mandated by the Commission relating to the penny stock market. The broker-dealer also must disclose the commissions payable to both the broker-dealer and the registered representative, current quotations for the securities and, if the broker-dealer is the sole market-maker, the broker-dealer must disclose this fact and the broker-dealer’s presumed control over the market. Finally, monthly statements must be sent disclosing recent price information for the penny stock held in the account and information on the limited market in penny stocks. Consequently, the “penny stock” rules may restrict the ability of broker-dealers to sell our common stock and may affect the ability of investors to sell their common stock in the secondary market.

RECENT SALES OF UNREGISTERED SECURITIES

Reference is made to the disclosure set forth under Item 3.02 of this report, which disclosure is incorporated by reference into this section.

DESCRIPTION OF OUR SECURITIES

Introduction

In the discussion that follows, we have summarized selected provisions of our articles of incorporation relating to our capital stock. This summary is not complete. This discussion is subject to the relevant provisions of Nevada law and is qualified in its entirety by reference to our articles of incorporation and our bylaws. You should read our articles of incorporation and our bylaws as currently in effect for provisions that may be important to you.

Authorized Capital Stock

Our authorized share capital consists of 375,000,000 shares of common stock, par value $0.001 per share, of which 350,000,00 are shares of common stock and 25,000,000 shares have been designated as “blank check” preferred stock. Of the 25,000,000 shares designated as blank check Preferred Stock, 100 shares have been designated as “Series A Preferred Stock” and 24,999,900 have been designated as “Series B preferred Stock.”   As of February 10, 2012 and as of April 18, 2012, there were 81,998,520 shares of our common stock outstanding.  As of February 26, 2012 and April 18, 2012, 100 shares of our Series A Preferred Stock and 12,750 shares of our Series B Preferred Stock were outstanding,

Common Stock

Each share of our common stock entitles its holder to one vote in the election of each director and on all other matters voted on generally by our stockholders, other than any matter that (1) solely relates to the terms of any outstanding series of preferred stock or the number of shares of that series and (2) does not affect the number of authorized shares of preferred stock or the powers, privileges and rights pertaining to the common stock. No share of our common stock affords any cumulative voting rights. This means that the holders of a majority of the voting power of the shares voting for the election of directors can elect all directors to be elected if they choose to do so.

Holders of our common stock will be entitled to dividends in such amounts and at such times as our Board of Directors in its discretion may declare out of funds legally available for the payment of dividends. We currently intend to retain our entire available discretionary cash flow to finance the growth, development and expansion of our business and do not anticipate paying any cash dividends on the common stock in the foreseeable future. Any future dividends will be paid at the discretion of our Board of Directors after taking into account various factors, including:

●	general business conditions;
●	industry practice;
●	our financial condition and performance;
●	our future prospects;
●	our cash needs and capital investment plans;
●	income tax consequences; and
●	the restrictions Nevada and other applicable laws and our credit arrangements then impose.

If we liquidate or dissolve our business, the holders of our common stock will share ratably in all our assets that are available for distribution to our stockholders after our creditors are paid in full.

Our common stock has no preemptive rights and is not convertible or redeemable or entitled to the benefits of any sinking or repurchase fund.

Series A Preferred Stock

The following is a summary of the material rights and restrictions associated with our Series A Preferred Stock. Each share of Series A Preferred Stock is convertible on a one-for-one basis into common stock and has all of the voting rights that the holders of our common stock has and so long as any shares of Series A Preferred Stock are outstanding, The Company shall not, without first obtaining the approval (by vote or written consent, as provided by law) of the holders of at least a majority of the then outstanding shares of Series A Preferred Stock, voting as a separate class:

(1)    amend our Articles of Incorporation or Bylaws;

(2)    change or modify the rights, preferences or other terms of the Series A Preferred Stock, or increase or decrease the number of authorized shares of Series A Preferred Stock;

(3)    reclassify or recapitalize any outstanding equity securities, or authorize or issue, or undertake an obligation to authorize or issue, any equity securities (or any debt securities convertible into or exercisable for any equity securities) having rights, preferences or privileges senior to or on a parity with the Series A Preferred Stock;

(4)    authorize or effect any transaction constituting a Liquidation Event (as defined in this subparagraph) under these Articles, or any other merger or consolidation of the Corporation. For purposes of these Articles, a “Deemed Liquidation” shall mean: (A) the closing of the sale, transfer or other disposition of all or substantially all of the Corporation’s assets (including an irrevocable or exclusive license with respect to all or substantially all of the Corporation’s intellectual property); (B) the consummation of a merger, share exchange or consolidation with or into any other corporation, limited liability company or other entity (except one in which the holders of capital stock of the Corporation as constituted immediately prior to such merger, share exchange or consolidation continue to hold at least 50% of the voting power of the capital stock of the Corporation or the surviving or acquiring entity (or its parent entity)), (C) authorize or effect any transaction liquidation, dissolution or winding up of the Corporation, either voluntary or involuntary, provided , however , that none of the following shall be considered a Deemed Liquidation: (i) a merger effected exclusively for the purpose of changing the domicile of the Corporation, or (ii) a transaction or other event deemed to be exempt from the definition of a Deemed Liquidation by the holders of at least a majority of the then outstanding Series A Preferred Stock;

(5)    increase or decrease the size of the Board of Directors as provided in the Bylaws of the Corporation or remove any of the Series A Directors (unless approved by the Board of Directors including the Series A Directors);

(6)    declare or pay any dividends or make any other distribution with respect to any class or series of capital stock (unless approved by the Board of Directors including the Series A Directors);

(7)    redeem, repurchase or otherwise acquire (or pay into or set aside for a sinking fund for such purpose) any outstanding shares of capital stock (other than the repurchase of shares of common stock from employees, consultants or other service providers pursuant to agreements approved by the Board of Directors under which the Corporation has the option to repurchase such shares at no greater than original cost upon the occurrence of certain events, such as the termination of employment) (unless approved by the Board of Directors including the Series A Directors);

(8)    amend any stock option plan of the Corporation, if any (other than amendments that do not require approval of the stockholders under the terms of the plan or applicable law) or approve any new equity incentive plan;

(9)    replace the President and/or Chief Executive Officer of the Corporation (unless approved by the Board of Directors including the Series A Directors); or

(10)  transfer assets to any subsidiary or other affiliated entity.

Series B Preferred Stock

The following is a summary of the material rights and restrictions associated with our Series B Preferred Stock.  Each share of Series B Preferred Stock is (i) convertible, at the option of the holder, on a 1-for-5.384325537 basis, into shares of common stock (subject to stock dividends, stock splits and the like) of the Company, (ii) automatically converts into shares common stock immediately prior to a merger, sale of assets, share exchange, or other reorganization, and (iii) has voting rights equal to 100 shares of common stock (subject to stock dividends, stock split and the like).

Transfer Agent and Registrar

The Transfer Agent for our common stock is West Coast Stock Transfer at 2010 Hancock Street, Suite A, San Diego, California 92210, and their telephone number is (619) 664-4780.

INDEMNIFICATION OF OFFICERS AND DIRECTORS

Subsection 7 of Section 78.138 of the Nevada Revised Statutes (the “Nevada Law”) provides that, subject to certain very limited statutory exceptions, a director or officer is not individually liable to the corporation or its stockholders or creditors for any damages as a result of any act or failure to act in his or her capacity as a director or officer, unless it is proven that the act or failure to act constituted a breach of his or her fiduciary duties as a director or officer and such breach of those duties involved intentional misconduct, fraud or a knowing violation of law. The statutory standard of liability established by Section 78.138 controls even if there is a provision in the corporation’s articles of incorporation unless a provision in the Company’s Articles of Incorporation provides for greater individual liability.

Subsection 1 of Section 78.7502 of the Nevada Law empowers a corporation to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation) by reason of the fact that he or she is or was a director, officer, employee or agent of the corporation or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise (any such person, a “Covered Person”), against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by the Covered Person in connection with such action, suit or proceeding if the Covered Person is not liable pursuant to Section 78.138 of the Nevada Law or the Covered Person acted in good faith and in a manner the Covered Person reasonably believed to be in or not opposed to the best interests of the corporation and, with respect to any criminal action or proceedings, had no reasonable cause to believe the Covered Person’s conduct was unlawful.

Subsection 2 of Section 78.7502 of the Nevada Law empowers a corporation to indemnify any Covered Person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in its favor by reason of the fact that such person acted in the capacity of a Covered Person against expenses, including amounts paid in settlement and attorneys’ fees actually and reasonably incurred by the Covered Person in connection with the defense or settlement of such action or suit, if the Covered Person is not liable pursuant to Section 78.138 of the Nevada Law or the Covered Person acted in good faith and in a manner the Covered Person reasonably believed to be in or not opposed to the best interests of the Corporation. However, no indemnification may be made in respect of any claim, issue or matter as to which the Covered Person shall have been adjudged by a court of competent jurisdiction (after exhaustion of all appeals) to be liable to the corporation or for amounts paid in settlement to the corporation unless and only to the extent that the court in which such action or suit was brought or other court of competent jurisdiction determines upon application that in view of all the circumstances the Covered Person is fairly and reasonably entitled to indemnity for such expenses as the court deems proper.

Section 78.7502 of the Nevada Law further provides that to the extent a Covered Person has been successful on the merits or otherwise in the defense of any action, suit or proceeding referred to in Subsection 1 or 2, as described above, or in the defense of any claim, issue or matter therein, the corporation shall indemnify the Covered Person against expenses (including attorneys’ fees) actually and reasonably incurred by the Covered Person in connection with the defense.

Subsection 1 of Section 78.751 of the Nevada Law provides that any discretionary indemnification pursuant to Section 78.7502 of the Nevada Law, unless ordered by a court or advanced pursuant to Subsection 2 of Section 78.751, may be made by a corporation only as authorized in the specific case upon a determination that indemnification of the Covered Person is proper in the circumstances. Such determination must be made (a) by the stockholders, (b) by the board of directors of the corporation by majority vote of a quorum consisting of directors who were not parties to the action, suit or proceeding, (c) if a majority vote of a quorum of such non-party directors so orders, by independent legal counsel in a written opinion, or (d) by independent legal counsel in a written opinion if a quorum of such non-party directors cannot be obtained.

Subsection 2 of Section 78.751 of the Nevada Law provides that a corporation’s articles of incorporation or bylaws or an agreement made by the corporation may require the corporation to pay as incurred and in advance of the final disposition of a criminal or civil action, suit or proceeding, the expenses of officers and directors in defending such action, suit or proceeding upon receipt by the corporation of an undertaking by or on behalf of the officer or director to repay the amount if it is ultimately determined by a court of competent jurisdiction that he or she is not entitled to be indemnified by the corporation. Subsection 2 of Section 78.751 further provides that its provisions do not affect any rights to advancement of expenses to which corporate personnel other than officers and directors may be entitled under contract or otherwise by law.

Subsection 3 of Section 78.751 of the Nevada Law provides that indemnification pursuant to Section 78.7502 of the Nevada Law and advancement of expenses authorized in or ordered by a court pursuant to Section 78.751 does not exclude any other rights to which the Covered Person may be entitled under the articles of incorporation or any bylaw, agreement, vote of stockholders or disinterested directors or otherwise, for either an action in his or her official capacity or in another capacity while holding his or her office. However, indemnification, unless ordered by a court pursuant to Section 78.7502 or for the advancement of expenses under Subsection 2 of Section 78.751 of the Nevada Law, may not be made to or on behalf of any director or officer of the corporation if a final adjudication establishes that his or her acts or omissions involved intentional misconduct, fraud or a knowing violation of the law and were material to the cause of action. Additionally, the scope of such indemnification and advancement of expenses shall continue for a Covered Person who has ceased to be a director, officer, employee or agent of the corporation, and shall inure to the benefit of his or her heirs, executors and administrators.

Section 78.752 of the Nevada Law empowers a corporation to purchase and maintain insurance or make other financial arrangements on behalf of a Covered Person for any liability asserted against such person and liabilities and expenses incurred by such person in his or her capacity as a Covered Person or arising out of such person’s status as a Covered Person whether or not the corporation has the authority to indemnify such person against such liability and expenses.

The Bylaws of the Company provide for indemnification of Covered Persons substantially identical in scope to that permitted under the Nevada Law. Such Bylaws provide that the expenses of directors and officers of the Company incurred in defending any action, suit or proceeding, whether civil, criminal, administrative or investigative, must be paid by the Company as they are incurred and in advance of the final disposition of the action, suit or proceeding, upon receipt of an undertaking by or on behalf of such director or officer to repay all amounts so advanced if it is ultimately determined by a court of competent jurisdiction that the director or officer is not entitled to be indemnified by the Company.

CHANGES IN AND DISAGREEMENTS WITH ACCOUNTANTS ON ACCOUNTING AND FINANCIAL DISCLOSURE

Other than the change of auditor that occurred on November 5, 2009 and is disclosed in the Current Report on Form 8-K/A filed on January 4, 2010, we have had no other changes to our certified independent accountants within the past two fiscal years.

Item 3.03 Material Modification to Rights of Security Holders

Amendment To The Articles Of Incorporation Creating “Blank Check” Preferred Stock.

On January 26, 2012 the Board of Directors, and on January 26, 2012, the majority of voting power held by our stockholders, approved the filing of an amendment to our Articles of Incorporation to authorize the creation of 25,000,000 shares, designated as our Preferred Stock (the “Amendment”).  The Preferred Stock may be issued from time to time in one or more series by our Board of Directors.  Our Board of Directors will be expressly authorized to provide, by resolution(s) duly adopted by it prior to issuance, for the creation of each such series and to fix the designation and the powers, preferences, rights, qualifications, limitations and restrictions relating to the shares of each such series of Preferred Stock.

Reasons for the Creation of “Blank Check” Preferred Stock

We believe that for us to successfully execute our business strategy we will need to raise investment capital and it may be preferable or necessary to issue preferred stock to investors.  Preferred stock usually grants the holders certain preferential rights in voting, dividends, liquidation or other rights in preference over a company’s common stock. Accordingly, in order to grant us the flexibility to issue our equity securities in the manner best suited for our Company, or as may be required by the capital markets, the Amendment will create 25,000,000 authorized shares of “blank check” Preferred Stock for us to issue.

The term “blank check” refers to preferred stock, the creation and issuance of which is authorized in advance by our Stockholders and the terms, rights and features of which are determined by our Board of Directors upon issuance.  The authorization of such “blank check” Preferred Stock permits our Board of Directors to authorize and issue Preferred Stock from time to time in one or more series without seeking further action or vote of our Stockholders.

Principal Effects of the Creation of “Blank Check” Preferred Stock

Subject to the provisions of the Amendment and the limitations prescribed by law, our Board of Directors would be expressly authorized, at its discretion, to adopt resolutions to issue shares, to fix the number of shares and to change the number of shares constituting any series and to provide for or change the voting powers, designations, preferences and relative, participating, optional or other special rights, qualifications, limitations or restrictions thereof, including dividend rights (including whether the dividends are cumulative), dividend rates, terms of redemption (including sinking fund provisions), redemption prices, conversion rights and liquidation preferences of the shares constituting any series of the Preferred Stock, in each case without any further action or vote by our  stockholders.  Our Board of Directors would be required to make any determination to issue shares of Preferred Stock based on its judgment as to what is in our best interests and the best interests of our stockholders.  The Amendment will give our Board of Directors flexibility, without further stockholder action, to issue Preferred Stock on such terms and conditions as our Board of Directors deems to be in our best interests and the best interests of our stockholders.

The authorization of the “blank check” Preferred Stock will provide us with increased financial flexibility in meeting future capital requirements.  It will allow Preferred Stock to be available for issuance from time to time and with such features as determined by our Board of Directors for any proper corporate purpose.  It is anticipated that such purposes may include, without limitation, exchanging Preferred Stock for Common Stock, the issuance for cash as a means of obtaining capital for our use, or issuance as part or all of the consideration required to be paid by us for acquisitions of other businesses or assets.

The issuance by us of Preferred Stock could dilute both the equity interests and the earnings per share of existing holders of our Common Stock.  Such dilution may be substantial, depending upon the amount of shares issued.  The newly authorized shares of Preferred Stock could also have voting rights superior to our Common Stock, and therefore would have a dilutive effect on the voting power of our existing Stockholders.

Any issuance of Preferred Stock with voting rights could, under certain circumstances, have the effect of delaying or preventing a change in control of our Company by increasing the number of outstanding shares entitled to vote and by increasing the number of votes required to approve a change in control of our Company.  Shares of voting or convertible Preferred Stock could be issued, or rights to purchase such shares could be issued, to render more difficult or discourage an attempt to obtain control of our Company by means of a tender offer, proxy contest, merger or otherwise.  The ability of our Board of Directors to issue such shares of Preferred Stock, with the rights and preferences it deems advisable, could discourage an attempt by a party to acquire control of our Company by tender offer or other means.  Such issuances could therefore deprive our stockholders of benefits that could result from such an attempt, such as the realization of a premium over the market price that such an attempt could cause. Moreover, the issuance of such shares of Preferred Stock to persons friendly to our Board of Directors could make it more difficult to remove incumbent managers and directors from office even if such change were to be favorable to stockholders generally.

There are currently no plans, arrangements, commitments or understandings for the issuance of shares of Preferred Stock.

Anti-Takeover Effects

The Amendment will provide us with shares of Preferred Stock which would permit us to issue additional shares of capital stock that could dilute the ownership of the holders of our Common Stock by one or more persons seeking to effect a change in the composition of our Board of Directors or contemplating a tender offer or other transaction for the combination of the Company with another company.  The creation of the Preferred Stock is not being undertaken in response to any effort of which our Board of Directors is aware to enable anyone to accumulate shares of our Common Stock or gain control of the Company.   The purpose of the creation of the Preferred Stock is to grant us the flexibility to issue our equity securities in the manner best suited for our Company, or as may be required by the capital markets.  However, we presently have no plans, proposals, or arrangements to issue any of the newly authorized shares of Preferred Stock for any purpose whatsoever, including future acquisitions and/or financings.

Other than the creation of the “blank check” Preferred Stock, our Board of Directors does not currently contemplate the adoption of any other amendments to our Articles of Incorporation that could be construed to affect the ability of third parties to take over or change the control of the Company.  While it is possible that management could use the additional authorized shares of Common Stock or Preferred Stock to resist or frustrate a third-party transaction that is favored by a majority of the independent stockholders, we have no intent, plans or proposals to use the newly created Preferred Stock as an anti-takeover mechanism or to adopt other provisions or enter into other arrangements that may have anti-takeover consequences.

While the creation of the “blank check” Preferred Stock may have anti-takeover ramifications, our Board of Directors believes that the financial flexibility offered by such corporate actions will outweigh the disadvantages.  To the extent that these corporate actions may have anti-takeover effects, third parties seeking to acquire us may be encouraged to negotiate directly with our Board of Directors, enabling us to consider the proposed transaction in a manner that best serves the stockholders’ interests.

Effective Date

Under Rule 14c-2, promulgated pursuant to the Securities Exchange Act of 1934, as amended (the “Exchange Act”), the Amendment shall be effective on February 26, 2012.  Under the laws of Nevada, the Amendment was effective on January 27, 2012, when the Secretary of State of the State of Nevada accepted for filing a Certificate of Amendment to the Company’s Articles of Incorporation, creating the “blank check” Preferred Stock.

Item 3.02  Unregistered Sales of Equity Securities.

On February 9, 2012, at the closing of the Agreement and Plan of Merger, we issued an aggregate of 33,998,520 shares of our common stock to the former stockholders of GrowOp Technology, and as a result GrowOp Technology is now a wholly owned subsidiary of the Company.  The Company offered and sold the shares in reliance on the exemption from registration pursuant to Section 4(2) of Securities Act of 1933, as amended (the “Securities Act”), and/or Rule 506 of Regulation D promulgated thereunder.

On February 26, 2012, pursuant the Agreement and Plan of Merger, we issued an aggregate of 100 shares of Series A Preferred Stock and 24,999,900 shares of Series B Preferred Stock  to Derek Peterson and Amy Almsteier, both of whom are officers and directors of the Company.  The Company offered and sold the shares in reliance on the exemption from registration pursuant to Section 4(2) of Securities Act and Rule 506 of Regulation D promulgated thereunder.

Item 5.01  Changes in Control of Registrant.

Pursuant to the term and conditions of the Agreement and Plan of Merger, on February 9, 2012, Derek Peterson, Amy Almsteier and Edward Piatt were appointed to the Board of Directors, with Mr. Peterson being the Chairman of the Board of Directors.  Michael A. Nahass, the sole director and officer of the Company immediately prior to the closing of the Agreement and Plan of Merger on February 9, 2012, is remaining as a director of the Company.  Mr. Nahass, however, resigned as President, Secretary and Treasurer of the Company on February 9, 2012, and on that same date the Board of Directors appointed Mr. Peterson as the Company’s President and Chief Executive Officer, and appointed Ms. Almsteier as the Company’s Secretary and Treasurer.  Mr. Peterson and Ms. Almsteier are husband and wife.

On February 9, 2012, we issued 33,998,520 shares of common stock to the former shareholders of GrowOp Technology. in exchange for all of the outstanding shares of GrowOp Technology.  As such, immediately following the closing of the Agreement and Plan of Merger on February 9, 2012, the former shareholders of the Company held approximately 58.5% of our shares of common stock, but such shareholders will not, in the aggregate, have shareholder voting control of the Company.

Shareholder voting power, however, will be held by Ms. Almsteier, as provided by the Agreement and Plan of Merger.  Ms. Almsteier has been issued 14,500,000 shares, and Mr. Peterson has been issued 250,000 shares of Series B Preferred Stock, each share of which votes with the common stock of the Company, be equal to 100 votes of common stock and be convertible into 5.38425537 shares of common stock of the Company.

In addition, each of Ms. Almsteier and Mr. Peterson has been issued 50 shares of Series A Preferred Stock.  Each share of Series A Preferred Stock is convertible on a one-for-one basis into common stock and has all of the voting rights that the holders of our common stock has.  In addition, the holders of a majority of the shares of Series A Preferred Stock represented at a duly called special or annual meeting of such shareholders or by an action by written consent for that purpose shall be entitled to elect three (3) directors (the “Series A Directors”).  The holders of the Series A Preferred Stock may waive their rights to elect such three (3) directors at any time and assign such right to the board of directors to elect such directors; and (b) the holders of a majority of the shares of common stock represented at a duly called special or annual meeting of such shareholders or by an action by written consent for that purpose shall be entitled to elect two (2)   directors.

So long as any shares of Series A Preferred Stock are outstanding, the Company shall not, without first obtaining the approval (by vote or written consent, as provided by law) of the holders of at least a majority of the then outstanding shares of Series A Preferred Stock, voting as a separate class:

(1)   amend our Articles of Incorporation or Bylaws;

(2)   change or modify the rights, preferences or other terms of the Series A Preferred Stock, or increase or decrease the number of authorized shares of Series A Preferred Stock;

(3)   reclassify or recapitalize any outstanding equity securities, or authorize or issue, or undertake an obligation to authorize or issue, any equity securities (or any debt securities convertible into or exercisable for any equity securities) having rights, preferences or privileges senior to or on a parity with the Series A Preferred Stock;

(4)   authorize or effect any transaction constituting a Liquidation Event (as defined in this subparagraph) under these Articles, or any other merger or consolidation of the Company. For purposes of these Articles, a “Deemed Liquidation” shall mean: (A) the closing of the sale, transfer or other disposition of all or substantially all of the Company’s assets (including an irrevocable or exclusive license with respect to all or substantially all of the Company’s intellectual property); (B) the consummation of a merger, share exchange or consolidation with or into any other corporation, limited liability company or other entity (except one in which the holders of capital stock of the Company as constituted immediately prior to such merger, share exchange or consolidation continue to hold at least 50% of the voting power of the capital stock of the Company or the surviving or acquiring entity (or its parent entity)), (C) authorize or effect any transaction liquidation, dissolution or winding up of the Company, either voluntary or involuntary, provided , however , that none of the following shall be considered a Deemed Liquidation: (i) a merger effected exclusively for the purpose of changing the domicile of the Company, or (ii) a transaction or other event deemed to be exempt from the definition of a Deemed Liquidation by the holders of at least a majority of the then outstanding Series A Preferred Stock;

(5)   increase or decrease the size of the Board of Directors as provided in the Bylaws of the Company or remove any of the Series A Directors (unless approved by the Board of Directors including the Series A Directors);

(6)   declare or pay any dividends or make any other distribution with respect to any class or series of capital stock (unless approved by the Board of Directors including the Series A Directors);

(7)   redeem, repurchase or otherwise acquire (or pay into or set aside for a sinking fund for such purpose) any outstanding shares of capital stock (other than the repurchase of shares of common stock from employees, consultants or other service providers pursuant to agreements approved by the Board of Directors under which the Company has the option to repurchase such shares at no greater than original cost upon the occurrence of certain events, such as the termination of employment) (unless approved by the Board of Directors including the Series A Directors);

(8)   amend any stock option plan of the Company, if any (other than amendments that do not require approval of the stockholders under the terms of the plan or applicable law) or approve any new equity incentive plan;

(9)   replace the President and/or Chief Executive Officer of the Company (unless approved by the Board of Directors including the Series A Directors); or

(10)  transfer assets to any subsidiary or other affiliated entity.

The Company issued the shares of Series A Preferred Stock and Series B Preferred Stock to Mr. Peterson and Ms. Almsteier on February 26, 2012.

Item 5.03 Amendment to Articles of Incorporation or Bylaws; Change in Fiscal Year

On January 26, 2012 the Board of Directors, and on January 26, 2012 and the majority of voting power held by our stockholders, approved an amendment to our Articles of Incorporation to effect a change of our name from “Private Secretary, Inc.” to “Terra Tech Corp.” (the “Name Change”).  Under Rule 14c-2, promulgated pursuant to the Exchange Act, the Name Change shall be effective on February 26, 2012.

The Financial Industry Regulatory Authority (“FINRA”) has notified the Company that the Name change will take effect with FINRA on February 13, 2012.   FINRA will also a to-be-determined new ticker symbol for the Company’s shares of common stock quoted on the Over-the-Counter Bulletin Board.  Under the laws of Nevada

Under the laws of Nevada, the Name Change was effective on January 27, 2012, when the Secretary of State of the State of Nevada accepted for filing a Certificate of Amendment to the Company’s Articles of Incorporation, effecting the Name Change.

A description of an amendment to our Articles of Incorporation to effect the creation of “blank check” Preferred Stock contained in Item 3.03 of this Current Report on Form 8-K is incorporated herein by this reference.

Item 5.06 Change in Shell Company Status

Reference is made to the disclosure set forth under Items 1.01 and 2.01 of this Form 8-K, which disclosure is incorporated herein by reference.  On February 9, 2012, we entered into the Agreement and Plan of Merger, and Articles of Merger, effecting the merger of GrowOp Technology with and into TT Acquisitions, a wholly owned subsidiary of the Company,  were filed with the Secretary of State of the State of Nevada on February 9, 2012.   As a result of the consummation of the transactions contemplated by the Agreement and Plan of Merger, GrowOp Technology Ltd. became our wholly-owned operating subsidiary and we are no longer a shell company as that term is defined in Rule 12b-2 of the Securities Exchange Act of 1934, as amended.

Item 9.01 Financial Statements and Exhibits

(a) Financial Statements of Business Acquired.

Filed herewith as Exhibit 99.1 to this Form 8-K and incorporated herein by reference are (i) the Audited Financial Statements for the year ended December 31, 2010 for GrowOp Technology Ltd, and (ii)  the Unaudited Financial Statements for the nine months ended September 30, 2011 for GrowOp Technology Ltd.

(b) Pro Forma Financial Information.

Filed herewith as Exhibit 99.2 to this Form 8-K and incorporated herein by reference is unaudited pro forma combined financial information of Terra Tech Corp. and its wholly owned subsidiary, GrowOp Technology Ltd.

(c) Shell Company Transactions.

Reference is made to Items 9.01(a) and 9.01(b) and the exhibits referred to therein which are incorporated herein by reference.

(d) Exhibits:

Exhibit	Description
2.1
Agreement and Plan of Merger dated February 9, 2012, by and among Terra Tech Corp., a Nevada corporation, TT Acquisitions, Inc., a Nevada corporation, and GrowOp Technology Ltd., a Nevada corporation (1)

2.2	Articles of Merger (1)
3.1	Certificate of Amendment to Articles of Incorporation (1)
3.2	Certificate of Designation for Series A Preferred Stock (2)
3.3	Certificate of Designation for Series B Preferred Stock (2)
10.1	Standard Sublease dated November 15, 2010, by and between the GrowOp Technology Ltd. and Longdo Trucking Corporation (1)
99.1	Unaudited Financial Statements for the nine months ended September 30, 2011 for GrowOp Technology Ltd. and Audited Financial Statements for the year ended December 31, 2010 for GrowOp Technology Ltd.
99.2	Unaudited Pro Forma Combined Financial Information of Terra Tech Corp. and its Wholly Owned Subsidiary, GrowOp Technology Ltd.
99.3	Unaudited Financial Statements for the years ended December 31, 2011 (unaudited) and 2010 for GrowOp Technology Ltd.

(1)  Incorporated by reference to Current Report on Form 8-K (File No. 000-54258), filed with the Commission on February 10, 2012.
(2)  Incorporated by reference to Amendment No. 3 to Current Report on Form 8-K (File No. 000-54258), filed with the Commission on April 19, 2012.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Terra Tech Corp.
(Registrant)

Date: August 13, 2012	By:	/s/Derek Peterson
	Name:	Derek Peterson
	Title:	President and Chief Executive Officer

Exhibit Index

Exhibit	Description
2.1
Agreement and Plan of Merger dated February 9, 2012, by and among Terra Tech Corp., a Nevada corporation, TT Acquisitions, Inc., a Nevada corporation, and GrowOp Technology Ltd., a Nevada corporation (1)

2.2	Articles of Merger (1)
3.1	Certificate of Amendment to Articles of Incorporation (1)
3.2	Certificate of Designation for Series A Preferred Stock (2)
3.3	Certificate of Designation for Series B Preferred Stock (2)
10.1	Standard Sublease dated November 15, 2010, by and between the GrowOp Technology Ltd. and Longdo Trucking Corporation (1)
99.1	Unaudited Financial Statements for the nine months ended September 30, 2011 for GrowOp Technology Ltd. and Audited Financial Statements for the year ended December 31, 2010 for GrowOp Technology Ltd.
99.2	Unaudited Pro Forma Combined Financial Information of Terra Tech Corp. and its Wholly Owned Subsidiary, GrowOp Technology Ltd.
99.3	Financial Statements for the years ended December 31, 2011 (unaudited) and 2010 for GrowOp Technology Ltd.

(1) Incorporated by reference to Current Report on Form 8-K (File No. 000-54258), filed with the Commission on February 10, 2012.
(2)  Incorporated by reference to Amendment No. 3 to Current Report on Form 8-K (File No. 000-54258), filed with the Commission on April 19, 2012.